UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): July 9, 2013

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Church & Dwight Co., Inc. (the “Company”) disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2013 that José B. Alvarez resigned from the Company’s Board of Directors (the “Board”) on July 2, 2013, with immediate effect. As previously disclosed, Mr. Alvarez’s decision to resign from the Board was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Alvarez was one of three directors serving on the Company’s Audit Committee of the Board (the “Audit Committee”), and his unanticipated departure reduced the number of Audit Committee members to two.

On July 9, 2013, the New York Stock Exchange (the “NYSE”) provided the Company with written notice that the Company was deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual, which requires that audit committees be comprised of at least three independent directors. The NYSE provided the Company until July 16, 2013 to cure this deficiency before being deemed “noncompliant”.

On July 10, 2013, the Board approved the appointment of Bradley C. Irwin, an existing independent director, as a new member of the Audit Committee, with immediate effect. The Company has, therefore, cured the deficiency and is now in full compliance with the requirement of Section 303A.07(a) of the NYSE Listed Company Manual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: July 10, 2013	By:	/s/ Patrick D. de Maynadier
	Name:	Patrick D. de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary